EXHIBIT 21

                              LIST OF SUBSIDIARIES

                      Capsource, Inc., a Nevada corporation
                DM Financial Services, Inc., a Nevada corporation
         DM Mortgage Investors, LLC, a Nevada Limited Liability Company

















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